EXHIBIT 99.1

TRANSCRIPT OF PREPARED REMARKS FROM THE
ANNUAL MEETING OF STOCKHOLDERS
OF
OPENTV CORP.

HELD ON JUNE 23, 2004
AT THE EXECUTIVE OFFICES OF OPENTV CORP.
275 SACRAMENTO STREET
SAN FRANCISCO, CA 94111
9:00 A.M. (Pacific Time)

Jim Chiddix:	I would like to welcome you all to OpenTV. I hope that you all noticed as you got off the elevator that there are refreshments. So please help yourself.

I’d like to welcome you all to the Annual Meeting of Stockholders of OpenTV Corp. I’m Jim Chiddix. I’m Chairman and Chief Executive Officer of the company. On behalf of the directors, officers, and employees of OpenTV, I want to thank you for taking the time to attend this Annual Meeting.

We appreciate your continued interest in our company. I will preside as chairman of the meeting today. In order to ensure a fair and orderly meeting and to accommodate as many members as possible who may wish to speak at the meeting, we ask that you honor the rules of conduct, which you should have received when you arrived. Attendance at this meeting is limited to stockholders of record, beneficial owners having proper written evidence of ownership, and authorized representatives of absent members having written evidence of such authorization, participants in our stock options plans, and invited guests of management.

Before turning to the official items of business, I would first like to introduce Barbara Carbone and Matt Chapman of KPMG LLP, the company’s independent auditors who are available to answer any questions you might have. Matt. Barbara.

Scott Wornow, OpenTV’s General Counsel and Secretary, will record the minutes of today’s meeting. Mark Beariault, OpenTV’s Associate General Counsel, will serve as inspector of elections. He has signed his oath of office and is present at the meeting today. The oath will be filed with the records of this meeting. If there are any members who have not turned in proxy cards, please identify yourself to Mark. Mark.

Mark Beariault:	Has anyone not turned in their proxy cards?

Jim Chiddix:	So, proceeding with the agenda, let me take a moment to briefly outline this morning’s agenda. First, we will conduct the official business of the meeting. During this period, comments will be limited to two official items of business on the agenda, which are: first, the election of seven directors to our board of directors; and second, the ratification of the appointment of KPMG LLP as OpenTV Corp.’s independent accountants for the 2004 fiscal year.

While the inspector of elections tabulates and confirms your votes, it will be my pleasure to make a brief presentation. We will then announce the results of voting and conclude the formal portion of the Annual Meeting. At that point, I, and other members of OpenTV’s executive team who are present today, will be happy to respond to any questions you might have, although to keep the meeting timely we will limit each stockholder to not more than two questions.

Let me now hand things over to Scott Wornow, our General Counsel, who will formally call this meeting to order. Scott.

Scott Wornow:	Thanks, Jim. Now for the exciting part; we are filing with the records of this meeting a certificate of mailing certifying that notice of this meeting, the accompanying proxy statement, and the company’s annual report, were properly mailed on or about May 14, 2004, to all stockholders of record as of the close of business on that date, which was established as the record date. In addition, the inspector of elections has a list of the registered stockholders entitled to vote at this meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of such stockholder. These items are available for inspection by any stockholder or proxy holder present.

If you have turned in a proxy card and do not intend to change your vote then it’s not necessary that you cast ballots today because we will vote your shares as indicated on your proxy card. If there is any stockholder present who has not returned a proxy or who wishes to revoke a proxy and vote in person, that stockholder should sign in and register with the inspector of elections at this time, and obtain a ballot for voting on the matters to be considered at this meeting. Please do that now so that a final tally of the number of shares present can be calculated. Is there anybody who needs a proxy or wishes to revoke their proxy? If you do, see Mark Beariault.

The voting rights of stockholders are set forth in section nine of the Memorandum of Association of OpenTV and are summarized in our proxy statement. Each holder of OpenTV Corp. Class A ordinary shares is entitled to one vote on each matter considered at this meeting. Each holder of OpenTV Corp. Class B ordinary shares is entitled to 10 votes on each matter considered at this meeting.

Attendance at this meeting, in person or by proxy of shares, representing not less than 50 percent of the votes represented by the ordinary shares of OpenTV entitled to vote at this meeting is required for a quorum. At the close of business on May 14th; 90,782,777 Class A ordinary shares were issued and outstanding and 30,631,746 Class B ordinary shares were issued and outstanding; were held of record by approximately 865 and three stockholders, respectively. I have been advised by the inspector of elections that we are present today in person or by proxy a sufficient number of shares to constitute a quorum. And so I now call to order the 2004 Annual Meeting of Stockholders of OpenTV and will now hand the meeting back over to Jim.

Jim Chiddix:	Thank you, Scott. The first item of business is to vote upon the election of Robert R. Bennett, J. Timothy Bryan, me, James A. Chiddix, Jerry Machovina, J. David Wargo, Anthony G. Werner and Michael Zeisser as directors of OpenTV Corp. The biographies of these nominees can be found on pages four through six of the proxy statement. We have received no other nominations pursuant to the procedures set forth in our Articles of Association.

The affirmative vote of a majority of the total votes cast in person or by proxy at this Annual Meeting is required for a director nominee to be elected.

The polls are now open with respect to proposal number one. And if you have not already, please mark your ballot with regard to the election of directors.

Proposal number two, the second order of business is to ratify the appointment of KPMG LLP, as OpenTV’s independent accountants for the fiscal year ending December 31, 2004.

Proposal number two must be approved by an affirmative vote of the majority of total votes cast, in person or by proxy, at this Annual Meeting.

As I mentioned, Barbara Carbone and Matt Chapman of KPMG are both present and available to answer any questions you may have about KPMG’s service as the company’s independent accountants. Does anyone have any questions for them? If not, the poll is now open with respect to proposal number two. And if you have not already done so, please mark your ballots at this time.

Has everyone wishing to vote in person had the opportunity to mark their ballots? Or has anybody not had the opportunity?

Seeing that, I now declare the polls closed. And if there are ballots to be handed in, would you please pass them to the inspector of elections.

Sounds like we’ve all done this through proxy. Because no other matters were submitted for consideration at this meeting in accordance with the company’s Articles of Association, the formal business of the meeting is now concluded.

While the inspector of elections is tabulating the ballots, I’d like to take a few minutes to discuss OpenTV’s business with you. As a reminder, you will have an opportunity to ask questions at the end of the meeting after we announce the results.

We appreciate your cooperation in holding your questions until that time. Before I begin, Scott Wornow, OpenTV’s General Counsel, has two important announcements.

Scott Wornow:	Thanks, Jim. Some of the matters we discuss today may contain forward-looking statements that involve risks and uncertainties. For example, any statements regarding anticipated future market demand for our products and any statements regarding future events or future financial performance of OpenTV are forward-looking statements. We wish to caution you that such statements are just predictions and that actual results may differ materially. For further information, please refer to our most recent report on Forms 10-K and 10-Q that have been filed with the SEC, in particular the sections titled, “Factors That May Affect Our Future Results.” We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this meeting.

You should also know that we may be referring to non-GAAP financial measures of our operating financial results. For complete information regarding non-GAAP financial information, the most directly comparable GAAP measures, and a quantitative reconciliation of those figures, please refer to the investor relation’s page on our website.

And with that, I’d like to turn the meeting back to Jim for the presentation.

Jim Chiddix:	Thanks, Scott. Well, we don’t appear to have gotten to any controversial things yet, so I’d like to make some comments about my views about the company and we’ll see if they spark some questions later.

I wanted to take the opportunity to talk to our shareholders and our employees who are here. Many employees are here and they’re certainly stakeholders in the company as well, and all are involved, to my knowledge, in our stock option plans.

I’ve only been in the company for a couple of months, and just a little over a month of that as CEO. I came here because I was impressed with the people and with the technology and with the business opportunity. It’s my belief that the timing is right for much wider adoption of interactive television. And I’d like to talk about that a bit.

OpenTV is well positioned as interactive television really begins to accelerate its growth. We’re well positioned because we have scale. We’re on approximately 40 million set-top boxes around the world with our middleware solution, and on many of those, with applications of various kinds, and that is something that no other company can say.

We do have competitors and we will, I think, always have competitors. But it’s a business where scale counts for a great deal, where experience counts for a great deal. The fact that we’ve got a stable, mature middleware that’s been ported to set-top boxes from over 30 manufacturers and the number of models from each of those manufacturers is very powerful.

Set-top box software sounds simple, and on white board presentations where there’s this little box that represents a layer of software, it looks almost trivial. Set-top box software does not work flawlessly. It has potential to interrupt service in a disastrous way to hundreds of thousands or millions of subscribers. It is a network operator’s worst nightmare, and it has happened again and again. But it does not happen, at least to my knowledge, with OpenTV customers, or hasn’t for many, many years. I guess I shouldn’t be too sure we’ve never had a glitch, but I’ve lived through the experience of launching much less mature, much less stable software platforms, and it is horrifying to have all the phone lines light up as all of your customers or huge segments of your customers lose service.

So it’s hard to quantify the value of the experience that leads to the stability that we offer and I believe our competitors do not. But the people who make purchase decisions for the kind of software that we sell are very sensitive to this issue.

So that’s a fundamental strength that we have. And of course scale has another advantage, too. I mean, it’s a gross oversimplification. But you build this complex software, it takes an investment of millions and millions of dollars and hundreds or even thousands of man-years, and once a given version is done and tested and integrated and so forth, each incremental copy you sell has very little cost basis.

So scale works very much to our financial advantage, and it’s one reason why we continue to push very hard to get a larger and larger footprint. And of course, most of our customers are growing their digital base, and thereby, you know, allowing us to sell more copies of our software.

So that’s a financial machine that rumbles off into the future. There are a number of forces that work in the market. And I think that they’re going to drive the further uptake of interactive television.

One is the rapid adoption of digital technologies for the delivery of television. And in the U.S., I don’t actually have the precise number, but in the vicinity of 40 million digital boxes are out there today.

It’s growing every day in the U.S. cable market. EchoStar has more than 10 million boxes in this market; DirecTV has more than that. In international markets, there are many tens of millions of digital boxes. And of course we have the largest single share of that.

Now there are still many boxes out there that do not have middleware, that are just running very simple applications, channel up/down, maybe a guide, but as operators who have such boxes look at adding sophisticated interactive products, the kind of middleware that we sell provides for very rapid adoption of new applications and rapid development of new applications.

Just thinking about the U.S. market for a moment, the U.S. market is becoming an extremely competitive market for video services, and there are three major players. There are the U.S. cable operators who cover most of the country, and then DirecTV and EchoStar, who each cover essentially all of the country. And those all represent different kinds of opportunities for us. EchoStar is a customer. It’s our largest single customer in the world. We’re on almost all of the 10 million boxes that they’ve deployed.

EchoStar has not yet taken full advantage of the capabilities of the software platform we’ve provided, but we have developed a number of applications for them and continue to do so. And we see signs that they’re becoming more and more active in their adoption of interactive television. We work closely with them on that, and our deal with them involves a share of interactive revenues that comes to us. That’s not a huge number today but has potential to become a very nice piece of business. It’s in their interest and ours to see that happen.

DirecTV is, obviously, an even larger satellite player in the U.S. market. They do not currently operate what we would consider middleware on the set-top boxes. They are relatively newly owned by News Corp. and are part of the Sky family of satellite operations around the world. And in most of those Sky operations, we do provide middleware and applications. We’re a very strong partner of News Corp. and their satellite operations. And BSkyB in the U.K. is an example of that.

More recently FOXTEL in Australia, which has both cable and satellite assets, uses our middleware in some very compelling applications that we built for them. And Sky Italia, which is a relatively newly merged combination of two satellite operators there, recently announced that they’re going to use our middleware. Now that’s interesting because News Corp. owns a company called NDS. And NDS traditionally has been primarily a conditional access supplier for video encryption. They’ve been very successful at that. They have purchased a company, an operation called Media Highway, which was a middleware competitor of ours that did not achieve huge scale. And so they now have both conditional access and middleware.

The fact that Sky Italia, part of their corporate family, chose to go with us because of our proven track record was, I think, very interesting.

So how about DirecTV? Well, DirecTV, even before Murdoch bought it, had announced a deal to use Media Highway’s middleware. And that’s the path that we understand that they’re following. However, we’ve made it clear and we’ll keep making it clear to DirecTV, that they know us and know what we can do and we stand ready to work with them if they need us to. So we’ll see where that goes but it’s not clear that that is over.

So it’s also not clear that we will get that business, but it is interesting to think about, at least. There are other competitive things on the horizon. There was an announcement this morning, part of a series of announcements about telephone companies’ interests in providing video over DSL. And that’s - as cable gets into what’s called the triple play, video, voice, and data, it’s a logical response by the Telco’s. It requires them to make capital investments pushing fiber deeper to shorten copper loops but is just another element in the competitive stew that’s taking shape.

And then there’s another kind of wild card, and that’s over the air digital television. And so far that’s been mostly about high-definition television, although the potential is there for local broadcasters to transmit four or five or six different standard definition streams in their digital spectrum.

And the potential is there for, in the aggregate, that to turn over the air digital television into an advertising-supported free to the customer digital service having, perhaps, 20 or 30 channels. And that has happened in a number of European countries and provides competition for high-quality basic television to people with antennas who are within range.

So, that’s another interesting little addition to this competitive stew that’s simmering. And then we come to the U.S. cable market. And the U.S. cable market’s gone through lots of consolidation in recent years. Comcast is by far the largest. Time Warner Cable, where I used to work, is number two and then Cox, Charter, Adelphia and Insight and a few others. And then things get pretty small. And those are companies that do dominate video distribution in the U.S. but are targets for these competitive forces that are taking shape. And obviously cable has already taken a fair amount of market share away from satellite, or at least away from satellite’s growth.

So where does that lead? Well, there’s an instructive lesson that Cable has begun to really focus on in the U.K. And the parallels are not exact, certainly. But what happened in the U.K. is most interesting, and shows what Rupert Murdoch’s satellite company can do in a competitive marketplace. They were very aggressive as they converted from analog to digital, and they gave away digital boxes for free. There was a little catch. You had to agree to leave your digital box plugged into a telephone jack for a year in order for it to be free.

And of course they could check because they could talk to the box. The reason for that was they wanted to make sure that they had access to those boxes for two-way interactive services. And so they made two-way interactive services a key part of their differentiation from the local satellite or cable companies.

The local cable companies were NTL and Telewest. And they also went digital. BSkyB used our middleware and NTL and Telewest used middleware from a competitor, Liberate. And in the ensuing battle, there were a lot of elements to the battle: free boxes, aggressive advertising, aggressive marketing, and interactivity. And when the dust settled, BSkyB had many millions of customers more than U.K. cable did. And in fact, both cable companies went through bankruptcy, or restructuring that was very close to bankruptcy, I guess, in Telewest’s case. A very sobering lesson for cable in the U.S.

Now, for a variety of reasons it’s unlikely to play out in that way. But the thing that intrigues me is the role that interactive television played. And the creative ways that BSkyB used it, again, with the help of our technologies.

Today, BSkyB generates something like $70 per year per subscriber out of interactivity. And there’s a temptation to kind of wave that off as irrelevant. The conventional wisdom is, “Well, the U.K. is different and a lot of that’s gambling and that’s not legal in the U.S. market.”

And I think that misses the point. Indeed about 55 percent of that revenue is based on gambling that may not be legal, at least in that form in the U.S. But that means that 45 percent of that revenue isn’t gambling. It’s e-commerce. It’s games. It’s people reacting to enhanced television channels in various ways. And BSkyB has built a very clever echo system for interactivity where any interactive operator can come in and get carriage.

You know, if two of us in this room developed a new game, we could go to BSkyB, pay them for bandwidth and pay them or the telephone companies that provide the return path for the two-way connectivity and be in business.

And if our idea was a great idea, we could charge customers through the phone company as they use the game. And so the barriers to entry are very low, which means that the barriers to innovation are very low. And of course BSkyB shares handsomely in all of that. And in fact, when something really takes off, like a game service, they develop their own and keep even more of the money. So again, is that the model that can be replicated in this country?

There are some fundamental differences in regulation, must carry rules and so forth in the U.K. But it points out the fact that, first of all, there’s a very clever competitor there, very aggressive competitor, and second of all, there’s really money around these services. And as cable operators have thought about that, they’ve begun to worry. And so you read about various trials that are going on with games and other applications. Now because U.S. cable operators don’t have middleware, these applications have to be written directly to the operating system of their boxes, and that’s a laborious process and involves a lot of integration between various applications.

So it’s very slow to add to applications that way. And what’s more, there are stories circulating from credible sources about situations where cable companies have added such applications and crashed the system, brought down hundreds of thousands of subscribers for hours. And that’s the worst thing that can happen. It takes a long time to recover because when people lose their television, they become very unhappy, especially if they’re paying you for providing the service.

So all of that tells me that cable’s trying to do something in response to this threat that still is very dimly seen from DirecTV, not to mention EchoStar. And it’s not exactly sure how to proceed.

So in the month that I’ve been CEO of this company, I’ve put a fair amount of my energy, and with the help of many of the folks in the company and really focusing on cable, talking to all of the major cable companies about ways that OpenTV can help them be in a position to be much more responsive, in fact, much more pre-emptive, able to add new applications very quickly and to be assured that their system will remain stable.

And so we’ve got discussions at various levels of various companies, some grandiose proposals, some incremental proposals, but we are determined to push relentlessly on that market and find any entrée we can.

There is no assurance of success but I think that there is a good reward for this company in doing that. And I think we bring the cable industry some things that it simply doesn’t have available from other sources in as attractive a form or as stable and safe a form.

So while cable operators traditionally have been slow to embrace these services, I think that for all the reasons I’ve outlined that is likely to change in the next year or two or three years as this competitive stew I talked about really begins to double up.

Well, that’s the U.S. market and big potential there. Then there are the international markets and we do extremely well there. We are, by far, the market leader around the world in digital television and interactive television.

We’ve announced a number of things recently. We announced recently that we’ve done a deal with Sky Italia, which I mentioned earlier. We announced that the cable company in Singapore, which we’ve had a deal with for a while, has announced a major digital deployment using our software.

At a recent Liberty Media investor conference they mentioned that they believe that their UGC subsidiary was close to a deal with us for our middleware in Europe. And we are very optimistic about doing such a deal.

UGC is one of the largest cable operators in Europe. They’ve got seven million subscribers, a very small percentage of which, about 200,000, are digital. And so I think it’s safe to assume that they will go digital at a fairly rapid rate. Europe is another very competitive market and so doing a deal with UGC would be very advantageous to us. Some other things that we’ve done, we’ve renewed the long-term relationship with Charter for interactive functionality that they use and that they offer their customers.

And we announced a deal with QVC to provide one-click ordering of items from that shopping channel tied back to QVC’s back-end systems. So that’s all kind of percolating along. And again, this is all part of this story of scale.

And with many of these operators overseas, we’ve got deals where we share in interactive revenues. We have applications that either they’ve bought or services we offer to their subscribers, like our PlayJam game service or PlayMonteCarlo betting service.

And so we’re continuing to develop our application business as this platform becomes deployed. Application business is a competitive one, which is comforting to network operators. They aren’t locked into us. But we have a lot of insight into the platform and do well competing there.

There’s another area of applications that is still in an early stage, but I think is important strategically for us, and that’s interactive advertising, targeted advertising, addressable advertising.

And in my mind, the advertising business, and I think there are a lot of analysts who feel the same way, it’s obviously an enormous business in the U.S. and around the world. And it’s one that is suffering from change.

And there are a lot of forces at work: fragmentation of the audience, hundreds of channels, remote controls that let people click away from commercials, TiVo boxes, hard drive and satellite and cable boxes that let people skip commercials.

And it’s getting harder and harder for people with goods and services to sell to reach the right people. Now there’s a lot of inertia in that business. There are a lot of people with a vested interest in this status quo, and it’s been a pretty comfortable business with a huge river of money flowing through it.

But there are signs that things are beginning to become a bit unstable. And in my mind, this river of money is likely to eventually break through the levy and seek a new path to the sea. And strategically where we want to be is standing there by the levy with buckets to scoop up just a little of that money as it finds a new course.

So we’re proactively developing technologies and services that can put us in position to take advantage of that change if and when it comes. No one knows the details of how that will unfold and exactly how the timing will work out.

But if you’re not there, then it will be too late to really take advantage of it. So you’ve got to be engaged, you’ve got to make some bets, you’ve got to be prepared to make some mistakes if you’re really going to be in position when that happens.

And in terms of sheer dollar volume, interactive advertising strikes me as the biggest strategic potential for OpenTV. So it’s something that’s going to require patience. We’ve got some good steady workhorse businesses, our middleware business, the businesses that are associated with it providing support and professional services to those customers, and some existing applications businesses.

And then we need to fund the strategic business and look for maybe a few others as we tend to our future. So in any event, that’s a broad overview of kind of how I see the business and some of the reasons that I joined the company.

I’m very optimistic about our future. It’s going to be turbulent and rough and tumble, and we’ve got big competitors like Rupert Murdoch’s NDS, and Bill Gates’ Microsoft wants to be in the business that we’re in.

And it’s always sobering to have the richest man on earth trying to squeeze into your business. But I think we’re extremely well positioned for the battles that are coming. And I think that we’re going to do very well.

So having said all that, I guess I’d like to bring the meeting to a close and then ask for questions that attendees may have.

And so before I adjourn, I’m pleased to announce the results of the election. OK. There are no surprises here. And the report of the inspector of elections shows that the nominees, Robert R. Bennett, J. Timothy Bryan, myself, James A. Chiddix, Jerry Machovina, J. David Wargo, Anthony G. Werner and Michael Zeisser, have each been elected directors of OpenTV Corp.

And against the second item, the appointment of KPMG LLP, as independent auditors for OpenTV Corp. for the year ending December 31, 2004, has been ratified.

There being no other business to be conducted at this meeting, I now declare the Annual Meeting of members of OpenTV Corp. adjourned.

I would like to now open the floor up to your questions. Please be reminded that we will not discuss matters related to our current revenue or sales or any other matters that have not been disclosed previously to the public.

We appreciate your cooperation in this regard. If you wish to ask a question, please raise your hand and wait to be recognized. When asking your questions, please use the microphone we have provided, and begin by stating your name, where you are from and the number of shares you own or represent by proxy.

In the interest of allowing everyone an opportunity to ask a question, please limit any questions to two minutes or less. Are there any questions? I covered everything? It seems unlikely. There we go.

[Questions & Answers omitted from transcript.]

Jim Chiddix:	Is there another question? Well, if not, I would like to thank you all for attending the meeting. I hope that it was useful to you. We appreciate your interest in the company and all of us here at OpenTV share an interest in the success that we think our investors are looking for.

So thanks again for joining us and we look forward to seeing you next year.